                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
[ ]  14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      DFA Investment Dimensions Group Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ----------------------------------------------------------------------
     5) Total fee paid:

        ----------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ----------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ----------------------------------------------------------------------
     3) Filing Party:

        ----------------------------------------------------------------------
     4) Date Filed:

        ----------------------------------------------------------------------

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                               1299 OCEAN AVENUE
                                   11TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401

                 NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS OF

                        JAPANESE SMALL COMPANY PORTFOLIO
                      PACIFIC RIM SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                      CONTINENTAL SMALL COMPANY PORTFOLIO

                                  MAY 13, 1996

To Shareholders:

         A Special Meeting of Shareholders of Japanese Small Company Portfolio, Pacific Rim Small Company Portfolio, United Kingdom Small Company Portfolio and Continental Small Company Portfolio (collectively, the "Portfolios") of DFA Investment Dimensions Group Inc. (the "Fund") will be held at the offices of the Portfolios' investment advisor, Dimensional Fund Advisors Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California, 90401 at 8:00 a.m. Pacific Coast time, on July 3, 1996 for the following purposes:

         The following item is to be voted on ONLY by shareholders of record of Japanese Small Company Portfolio:

         1. To approve or disapprove changes in certain of the investment limitations of Japanese Small Company Portfolio to permit it to invest all of its assets in an open-end, management investment company having the same investment objective, policies and limitations as the Portfolio.

         The following item is to be voted on ONLY by shareholders of record of Pacific Rim Small Company Portfolio:

         2. To approve or disapprove changes in certain of the investment limitations of Pacific Rim Small Company Portfolio to permit it to invest all of its assets in an open-end, management investment company having the same investment objective, policies and limitations as the Portfolio.

         The following item is to be voted on ONLY by shareholders of record of United Kingdom Small Company Portfolio:

         3. To approve or disapprove changes in certain of the investment limitations of United Kingdom Small Company Portfolio to permit it to invest all of its assets in an open-end, management investment company having the same investment objective, policies and limitations as the Portfolio.

         The following item is to be voted on ONLY by shareholders of record of Continental Small Company Portfolio:

         4. To approve or disapprove changes in certain of the investment limitations of Continental Small Company Portfolio to permit it to invest all of its assets in an open-end, management investment company having the same investment objective, policies and limitations as the Portfolio.

         Shareholders of record at the close of business on April 30, 1996 are entitled to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of
                                        Directors



                                        IRENE R. DIAMANT
                                        Secretary
May 13, 1996
Santa Monica, California

                                   IMPORTANT

  Whether or not you plan to attend the meeting, please mark your voting instructions on the enclosed proxy and promptly date, sign and return it in the enclosed envelope. No postage is required if mailed in the United States. We ask your cooperation in helping the Fund by mailing your proxy promptly.

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                               1299 OCEAN AVENUE
                                   11TH FLOOR
                         SANTA MONICA, CALIFORNIA 90401

              PROXY STATEMENT - SPECIAL MEETING OF SHAREHOLDERS OF

                        JAPANESE SMALL COMPANY PORTFOLIO
                      PACIFIC RIM SMALL COMPANY PORTFOLIO
                     UNITED KINGDOM SMALL COMPANY PORTFOLIO
                      CONTINENTAL SMALL COMPANY PORTFOLIO

                                  May 13, 1996




The enclosed proxy is solicited by the Board of Directors of DFA Investment Dimensions Group Inc. (the "Fund") in connection with a Special Meeting of Shareholders ("Meeting") of Japanese Small Company Portfolio, Pacific Rim Small Company Portfolio, United Kingdom Small Company Portfolio and Continental Small Company Portfolio (collectively, the "Portfolios") and any adjournment thereof. Proxies will be voted in accordance with the instructions contained thereon.
If no instructions are given, proxies that are signed and returned will be voted in favor of the proposals. A shareholder may revoke his or her proxy at any time before it is exercised by delivering a written notice to the Fund expressly revoking such proxy, by executing and forwarding to the Fund a subsequently dated proxy, or by voting in person at the Meeting. This proxy statement and the accompanying form of proxy are being first sent to shareholders on approximately May 20, 1996. In the event a quorum is not present in person or by proxy at the Meeting or, if there are insufficient votes to approve a particular proposal, the persons named as proxies will consider the best interests of the shareholders in deciding whether the Meeting should be adjourned.

         As of the close of business on April 30, 1996, the record date fixed by the Board of Directors for the determination of shareholders of the Portfolios entitled to notice of and to vote at the Meeting ("Record Date"), 16,360,493.388 shares of the Japanese Small Company Portfolio, 13,414,511.063 shares of the Pacific Rim Small Company Portfolio, 6,938,889.798 shares of the United Kingdom Small Company Portfolio and 23,684,047.853 shares of the Continental Small Company Portfolio were outstanding. SHAREHOLDERS OF A PORTFOLIO ARE ENTITLED TO VOTE ONLY ON THE PROPOSAL THAT AFFECTS THAT PARTICULAR PORTFOLIO. EACH SHARE IS ENTITLED TO ONE VOTE.

         The vote of the holders of a "majority of the outstanding voting securities" of each Portfolio, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), represented at the meeting in person or by proxy, is required for the approval of each proposal ("1940 Act Majority Vote"). A 1940 Majority Act Vote means the vote of (a) at least 67% of the shares of each Portfolio present in person or by proxy, if more than 50% of the shares of the Portfolio are represented at the meeting, or
(b) more than 50% of the outstanding shares of each Portfolio, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes not cast and, therefore, would not be counted for purposes of determining whether the Proposals have been approved. No other business may properly come before the Meeting.

         The cost of solicitation, including preparing and mailing the proxy materials, will be borne by the Portfolios. In addition to solicitations through the mails, the employees of the Fund's investment advisor may solicit proxies by telephone, telegraph and personal interviews. It is not anticipated that any of the foregoing persons will be specially engaged for that purpose. Furthermore, if necessary to obtain the requisite representation of shareholders, an outside solicitation agent may be used. The cost of such additional solicitation, if any, including out-of-pocket disbursements, will be borne by the Portfolios and it is estimated to be no more than $7,500 per Portfolio.

PRINCIPAL SHAREHOLDERS

         The following shareholders beneficially owned more than 5% of the Portfolios' outstanding shares as of the Record Date:

                                                                    NUMBER OF SHARES                   PERCENTAGE
 NAME & ADDRESS                                                    BENEFICIALLY OWNED                 OF PORTFOLIO
 --------------                                                    ------------------                 ------------
 JAPANESE SMALL COMPANY PORTFOLIO:

 Charles Schwab & Company, Inc. - REIN*                              5,175,656.725                         31.64%
 101 Montgomery Street
 San Francisco, CA  94104

 BellSouth Corporation Master Pension Trust                          4,872,348.912                         29.78%
 1155 Peachtree Street, N.E.
 Atlanta, GA  30367

 Bost & Co.*                                                         2,019,074.962                         12.34%
 1 Cabot Road, AIM 028-0038
 Medford, MA  02155


 San Diego County Employees                                            875,590.155                          5.35%
 1600 Pacific Highway
 San Diego, CA  92101

                                   TOTAL                            12,942,670.754                         79.11%
                                                                    ==============                         ======

PACIFIC RIM SMALL COMPANY PORTFOLIO:

 BellSouth Corporation Master Pension Trust                          7,846,524.222                         58.49%
 1155 Peachtree Street, N.E.
 Atlanta, GA  30367

 Charles Schwab & Company, Inc. - REIN*                              2,232,811.025                         16.64%
 101 Montgomery Street
 San Francisco, CA  94104

 Bost & Co.*                                                         1,326,449.764                          9.89%
 1 Cabot Road, AIM 028-0038
 Medford, MA  02155

                                   TOTAL                            11,405,785.011                         85.02%
                                                                    ==============                         ======


UNITED KINGDOM SMALL COMPANY PORTFOLIO:

 BellSouth Corporation Master Pension Trust                          2,303,755.466                         33.20%
 1155 Peachtree Street, N.E.
 Atlanta, GA  30367

 Charles Schwab & Company, Inc. - REIN*                              2,301,533.759                         33.17%
 101 Montgomery Street
 San Francisco, CA  94104

 Bost & Co.*                                                           850,463.622                         12.26%
 1 Cabot Road, AIM 028-0038
 Medford, MA  02155

 San Diego County Employees                                            430,592.898                          6.21%
 1600 Pacific Highway
 San Diego, CA  92101

                                   TOTAL                             5,886,345.745                         84.84%
                                                                     =============                         ======



CONTINENTAL SMALL COMPANY PORTFOLIO:

 BellSouth Corporation Master Pension Trust                          7,658,368.176                         32.34%
 1155 Peachtree Street, N.E.
 Atlanta, GA  30367

 Charles Schwab & Company, Inc. - REIN*                              6,671,986.613                         28.17%
 101 Montgomery Street
 San Francisco, CA  94104

 Bost & Co.*                                                         3,121,547.001                         13.18%
 1 Cabot Road, AIM 028-0038
 Medford, MA  02155

 San Diego County Employees                                          1,538,697.842                          6.50%
 1600 Pacific Highway
 San Diego, CA  92101

                                   TOTAL                             5,886,345.745                         84.84%
                                                                     =============                         ======


        As of the Record Date, the Directors and officers of the Fund, as a group, beneficially owned less than 1% of the Portfolios' outstanding shares. The directors or executive officers who beneficially own 1% or less of the outstanding shares of a Portfolio, as well as the number of shares held are as follows:

NAME                                      PORTFOLIO NAME                         NUMBER OF
- ----                                      --------------                         ---------
                                                                                   SHARES
                                                                                   ------
Arthur Barlow                      Continental Small Company                        813.299
                                   Japanese Small Company                           703.098
                                   United Kingdom Small Company                     238.185

Eugene F. Fama Jr.                 Continental Small Company                      2,550.999
                                   Japanese Small Company                         3,934.316
                                   United Kingdom Small Company                   2,439.989

Rex & Jeanne Sinquefield           Continental Small Company                      6,001.115
                                   Japanese Small Company                        20,873.616
                                   United Kingdom Small Company                  18,449.542

PROPOSAL NOS. 1-4:        APPROVAL OR DISAPPROVAL OF CHANGES IN THE PORTFOLIOS'
                          INVESTMENT LIMITATIONS

         The Board of Directors of the Fund has approved the adoption of certain changes in the Portfolios' investment limitations to permit each of the Portfolios to invest all of its investable assets ("Assets") in shares of a corresponding series of The DFA Investment Trust Company (the "Trust"), an open-end, management investment company registered under the Investment Company Act of 1940 (the "1940 Act") that issues series of shares having the same investment objective, policies and limitations as each of the Portfolios (individually and collectively, the "Series"). The proposed changes to the investment limitations of the Portfolios are subject to approval by the Portfolios' shareholders. Specifically, if Proposal No. 1 is approved, the Japanese Small Company Portfolio intends to invest all of its Assets in the Japanese Small Company Series of the Trust. If Proposal No. 2 is approved, the Pacific Rim Small Company Portfolio intends to invest all of its Assets in the Pacific Rim Small Company Series of the Trust. If Proposal No. 3 is approved, the United Kingdom Small Company Portfolio intends to invest all of its Assets in the United Kingdom Small Company Series of the Trust. If Proposal No. 4 is approved, the Continental Small Company Portfolio intends to invest all of its Assets in the Continental Small Company Series of the Trust.

         The same persons who serve as officers and directors of the Fund also serve the Trust in identical capacities. The mailing address and telephone number of the Trust are the same as that of the Fund. Dimensional Fund Advisors Inc. ("DFA"), the current investment advisor to each of the Portfolios, is the investment advisor to each Series of the Trust. DFA Australia Pty Limited ("DFA Australia"), the current sub-advisor of Japanese Small Company and Pacific Rim Small Company Portfolios, is the sub-advisor of the Japanese Small Company and Pacific Rim Small Company Series of the Trust. Dimensional Fund Advisors Ltd. ("DFAL"), the current sub-advisor of United Kingdom Small Company and Continental Small Company Portfolios, is the sub-advisor of the United Kingdom Small Company and Continental Small Company Series of the Trust.

PROPOSED CHANGES TO INVESTMENT LIMITATIONS

         Certain investment limitations of the Portfolios would prohibit the Portfolios from investing their assets in the corresponding Series of the Trust. For example, one of these limitations currently provides that the Portfolios may not invest in other investment companies. It is proposed that the limitations be revised to exclude from their scope an investment in an open-end, management investment company or a series thereof with the same objectives, policies and limitations as the Portfolios. (See "Specific Changes" on page 12.)

         If the proposed changes in the investment limitations are approved by the respective Portfolios' shareholders, the Board of Directors of the Fund intends to invest the Assets of each Portfolio in a corresponding Series on a continuing basis. Each Portfolio will transfer its Assets to the corresponding Series in exchange for shares of beneficial interest in that Series having the same dollar value as the Assets transferred. Each Series will be managed in the same manner as each Portfolio is currently managed. DFA, the current investment advisor of the Portfolios, is the investment advisor of the Series, and the Portfolios' current sub-advisors also serve as the sub-advisors of the corresponding Series of the Trust. Accordingly, by investing in a Series, each Portfolio intends to continue to pursue its present investment objective in substantially the same manner as it does currently, except that it would pursue that objective through its investment in the corresponding Series rather than through direct investments in the stocks of foreign small companies. Each Series of the Trust intends to invest its monies in the same types of securities, subject to the same policies and limitations, and under the same management as each corresponding Portfolio. Inasmuch as the assets of a Portfolio would be directly invested in a portfolio of similar securities, the directors of the Fund believe there are no material risks of investing in a Series that are different from those to which shareholders of the Portfolios are currently subject.

         A Portfolio may redeem all or a portion of its investment in a Series at any time at net asset value thereof if the Board of Directors of the Fund determines that it is in the best interests of the shareholders of a Portfolio to do so. In such circumstances, the Board of Directors of the Fund would consider what action might be taken, including the investment of all of the Assets of the Portfolio in another pooled investment entity having substantially the same investment objective as the Portfolio, or retention of an investment advisor to manage the Portfolio's Assets in accordance with its investment policies.

         While the approval of a Series' investors would not be required to change certain of its investment policies, any change in a Series' investment objective and fundamental investment limitations would require such approval.
A Portfolio, as an investor in a Series, will have the right to vote the shares of the Series that it holds. Whenever a Portfolio, as an investor in its corresponding Series, is asked to vote on a shareholder proposal, the Directors of the Fund intend to vote all of the shares that the Portfolio holds in the Series without submitting any such proposal to the shareholders of the Portfolio, except when the Board of Directors of the Fund determines that it is in the best interests of the Fund to submit the proposal to the Portfolio's shareholders. Consequently, the proposed investment of the Portfolios' Assets in the Series would alter the voting rights of shareholders of the Portfolios because such shareholders will not have an absolute right to vote on matters submitted to a Portfolio by its corresponding Series. If the Directors of the Fund decide to submit a proposal to the Portfolio's shareholders, the Fund will hold a special meeting of the Portfolio's shareholders to solicit their votes with respect to the proposal. The Directors of the Fund will then vote the Portfolio's shares in the Series in accordance with the voting instructions received from the Portfolio's shareholders. The Directors of the Fund will vote shares of the Portfolio for which they receive no voting instructions in the same proportion as the shares for which they receive voting instructions. Institutional investors that have a greater pro rata ownership interest in the Series than the Portfolio could have effective voting control over operation of the Series.

         The Trust has its own Board of Trustees, including a majority of trustees who are not "interested persons," as defined by the 1940 Act, of the Trust. The Board of Trustees of the Trust is primarily responsible for the overall management of each Series and for electing officers who are responsible for administering the day-to-day operations of the Trust.

         Shares in the Trust have no preemptive or conversion rights, and are fully paid and nonassessable. The Trust is not required to hold annual meetings of its investors, but the Trust will hold special meetings of investors when, in the judgment of its trustees, it is necessary or desirable to submit matters for an investor vote. Investors in the Trust have, under certain circumstances (e.g., upon application and submission of certain specified documents to the trustees by a specified number of investors), the right to communicate with other investors in the Trust in connection with requesting a meeting of investors in the Trust for the purpose of removing one or more of the trustees. Investors in the Trust also have the right to remove one or more trustees at any meeting of shareholders by a vote of two-thirds of the outstanding shares. Upon liquidation of the Trust, investors in a Series would be entitled to share pro rata in the net assets of the Series available for distribution to investors.

         If the Proposals are approved, the Portfolios will invest all of their Assets in the corresponding Series, and the Portfolios will no longer require investment advisory services. For this reason, the existing investment advisory agreements between the Fund and DFA with respect to the Portfolios would be terminated. Under the existing investment advisory agreements, DFA also provides certain administrative services that will continue to be provided to the Portfolios after they invest in the corresponding Series. Pursuant to the existing investment advisory agreements, each Portfolio pays DFA a fee at an annual rate of .50% of the Portfolio's average annual net assets. The Board of Directors of the Fund has approved a new administration agreement with DFA, on behalf of each of the Portfolios, for the provision of certain administrative services to each Portfolio. Under these agreements, DFA will be compensated for providing administrative services at an annual rate of .40% of the average annual net assets of each Portfolio. The investment advisory agreement with respect to each Portfolio will terminate and the administration agreement with respect to each Portfolio will take effect at such time as each Portfolio invests its assets in the corresponding Series.

         The assets of the Japanese Small Company Series, Pacific Rim Small Company Series, United Kingdom Small Company Series and Continental Small Company Series will be managed pursuant to individual investment management agreements with DFA. Under these agreements, DFA will charge each Series an investment management fee equal, on an annual basis, to .10% of the average annual net assets of each such Series. The rate of the management fees under each new investment management agreement with each Series and the rate of the administration fees under each new administration agreement with each Portfolio, in total, are equal to the rate of each Portfolio's present investment management fees.

         If the proposals are approved, each Portfolio's existing Sub-Advisory Agreement among the sub-advisor, DFA and the Fund will be terminated. A Sub-Advisory Agreement on behalf of each Series of the Trust will be executed among the sub-advisor, DFA and the Trust. Pursuant to the existing Sub-Advisory Agreements for the Japanese Small Company and Pacific Rim Small Company Portfolios, DFA pays DFA Australia quarterly fees of 25,000 Hong Kong dollars for services to each Portfolio. Under the Sub-Advisory Agreements for the Japanese Small Company and Pacific Rim Small Company Series of the Trust, DFA will pay DFA Australia quarterly fees of 25,000 Hong Kong dollars for services to each Series. Pursuant to the existing Sub-Advisory Agreements for the United Kingdom Small Company and Continental Small Company Portfolios, DFA pays DFAL quarterly fees of 12,500 pounds sterling for services to each Portfolio. Under the Sub-Advisory Agreements for the United Kingdom Small Company Series and the Continental Small Company Series of the Trust, DFA will pay DFAL quarterly fees of 12,500 pounds sterling for services to each Series.

         The following table shows the anticipated expenses of each of the Portfolios for the Fund's current fiscal year ending November 30, 1996, based on expenses that were incurred during the fiscal year ended November 30, 1995, and a pro forma adjustment thereof assuming that each Portfolio had invested all of its Assets in a corresponding Series for the entire year. With respect to each Portfolio, the pro forma adjustment assumes: (i) that there were no investors in each Series other than the respective Portfolio; and (ii) that the average assets of each Series and Portfolio during the year were the same.

                              ANTICIPATED EXPENSES
                     FOR THE YEAR ENDING NOVEMBER 30, 1996

                                       PRO FORMA EXPENSES

                                              PORTFOLIO
                                                ONLY*           PORTFOLIO       SERIES        TOTAL
                                              ---------         ---------       ------        -----
JAPANESE SMALL COMPANY

Shareholder Transaction Expenses**                0.50%            0.50%          0.00%       0.50%
Annual Operating Expenses:
  Management Fee                                  0.50%            0.00%          0.10%       0.10%
  Administration Fee                              0.00%            0.40%          0.00%       0.40%
  Other Expenses***                               0.24%            0.02%          0.24%       0.26%
                                                  =====            =====          =====       =====

Total Operating Expenses                          0.74%            0.42%          0.34%       0.76%

PACIFIC RIM SMALL COMPANY

Shareholder Transaction Expenses**                1.00%            1.00%          0.00%       1.00%
Annual Operating Expenses:
  Management Fee                                  0.50%            0.00%          0.10%       0.10%
  Administration Fee                              0.00%            0.40%          0.00%       0.40%
  Other Expenses***                               0.33%            0.03%          0.33%       0.36%
                                                  =====            =====          =====       =====

Total Operating Expenses                          0.83%            0.43%          0.43%       0.86%

UNITED KINGDOM SMALL COMPANY

Shareholder Transaction Expenses**                0.00%            0.00%          0.00%       0.00%
Annual Operating Expenses:
  Management Fee                                  0.50%            0.00%          0.10%       0.10%
  Administration Fee                              0.00%            0.40%          0.00%       0.40%
  Other Expenses***                               0.22%            0.04%          0.22%       0.26%
                                                  =====            =====          =====       =====

Total Operating Expenses                          0.72%            0.44%          0.32%       0.76%

CONTINENTAL SMALL COMPANY

Shareholder Transaction Expenses**                1.00%            1.00%          0.00%       1.00%
Annual Operating Expenses:
  Management Fee                                  0.50%            0.00%          0.10%       0.10%
  Administration Fee                              0.00%            0.40%          0.00%       0.40%
  Other Expenses***                               0.24%            0.02%          0.24%       0.26%
                                                  =====            =====          =====       =====

Total Operating Expenses                          0.74%            0.42%          0.34%       0.76%


*This column shows the anticipated expenses of each Portfolio for the current fiscal year ending November 30, 1996. If the proposed investment by a Portfolio in a Series does not occur for any reason, the Portfolio's total operating expenses for the current fiscal year are expected to be as indicated in this column.

**Shareholder transaction expenses refer to reimbursement fees which are charged to purchasers as a percentage of the original share purchase price. Such fees are paid to the Portfolios and serve to offset costs incurred when investing the proceeds from the sale of shares and therefore stabilize the return for all existing shareholders.

***Other Expenses include transfer agent and custodian fees, legal and auditing fees, filing fees, insurance premiums, and other normal operating expenses for a mutual fund.

EXAMPLE

Currently, you would pay the following transaction and annual operating expenses on a $1,000 investment in each Portfolio assuming a 5% annual return over each of the following time periods and redemption at the end of each time period.

                                                       1 YEAR        3 YEARS        5 YEARS       10 YEARS
                                                       ------        -------        -------       --------
 Japanese Small Company                                  13             29            46              96

 Pacific Rim Small Company                               18             36            56             112

 United Kingdom Small Company                             7             23            40              89

 Continental Small Company                               17             33            51             101


You would pay the following expenses on the same investment assuming the proposed investment of the Portfolios' Assets in the corresponding Series of the Trust:

                                                       1 YEAR        3 YEARS        5 YEARS       10 YEARS
                                                       ------        -------        -------       --------
 Japanese Small Company                                  13             29            47              99

 Pacific Rim Small Company                               19             37            57             115

 United Kingdom Small Company                             8             24            42              94

 Continental Small Company                               18             34            52             103

TAX CONSIDERATIONS

         The transfer of Assets of the Portfolios to the Series is not expected to have any adverse tax effects on the Portfolios. The transfer of a Portfolio's Assets to a Series in exchange for shares of beneficial interest in the Series is, in the opinion of Stradley, Ronon, Stevens & Young, LLP, counsel to the Fund, expected to be a tax-free event, and, therefore, will not result in the recognition of any taxable gain (or loss) to a Portfolio.

         Each Portfolio has elected, and intends to continue to qualify, to be treated as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended. By a Portfolio distributing all of its income, and to the extent the corresponding Series on behalf of such Portfolio satisfies certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes. Each Series intends to be classified as a partnership for federal income tax purposes and is not expected to be required to pay any federal income or excise taxes. Income and any net capital gain allocated by a Series to a Portfolio will be distributed by the Portfolio to its shareholders, and such distributions will be subject to federal, state and local taxes applicable to the Portfolio's shareholders.

EVALUATION BY THE DIRECTORS

         The Board of Directors of the Fund has considered the proposals to change the investment limitations of the Portfolios, as set forth below, so as to enable the Portfolios to invest their Assets in the Series. The Board's decision, in part, was based on the fact that the proposals do not entail any increase in the rate of fees to be borne by the Portfolios for DFA's services, both directly and indirectly through investment in the Series, and their understanding that the level of services provided will not decrease.

         In addition, the Trust intends to offer shares of the Series to other institutional investors. If the Trust is successful in attracting institutional investments, certain benefits might accrue to the Portfolios which might not otherwise be available. For example, the assets of the Series would be larger than the assets of the Portfolios, thereby enabling the Series to take advantage of investment opportunities not available to smaller pools of assets. These opportunities would include seeking larger block trades at more advantageous prices and participating in securities transactions of larger denominations, thereby reducing the relative amount of certain transaction costs in relation to the total size of the transaction. In addition, certain operating costs tend to increase at a lower rate than the rate of asset growth and, therefore, if asset growth is achieved a Portfolio should benefit from the cost structure of the Series in which it invests and would be in a position to pass on such benefits to Portfolio shareholders.

         The Board of Directors considered the following risks which are attendant to the proposed investment of the Portfolios' Assets in the Series. While investment in a Series by other institutional investors offers potential benefits to the Series and, through their investment in the Series, the Portfolios also, institutional investment in the Series also entails the risk that economies and expense reductions might not be achieved, and additional investment opportunities, such as increased diversification, might not be available if other institutions do not invest in the Series. Also, if an institutional investor were to redeem its interest in a Series, the remaining investors in that Series could experience higher pro rata operating expenses, thereby producing lower returns, and the Series' security holdings may become less diverse, resulting in increased risk. Institutional investors that have a greater pro rata ownership interest in a Series than the corresponding Portfolio could have effective voting control over the operation of the Series.

         Further, if a Series changes its investment objective in a manner which is inconsistent with the investment objective of a corresponding Portfolio and the shareholders of the Portfolio fail to approve a similar change in the investment objective of the Portfolio, the Portfolio would be forced to withdraw its investment in the Series and either seek to invest its assets in another registered investment company with the same investment objective as the Portfolio, which might not be possible, or retain an investment advisor to manage the

Portfolio's assets in accordance with its own investment objective, possibly at increased cost. A withdrawal by a Portfolio of its investment in the corresponding Series could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) to the Portfolio. Should such a distribution occur, the Portfolio could incur brokerage fees or other transaction costs in converting such securities to cash in order to pay redemptions. In addition, a distribution in kind to the Portfolio could result in a less diversified portfolio of investments and could affect adversely the liquidity of the Portfolio. The Board also considered the inherent market and credit risks associated with investments in the Series and believes that investment in the Series involves the same inherent market and credit risks as are now associated with the Portfolios' direct investment in securities.

         Finally, the Portfolios' investment in the shares of a registered investment company such as the Trust is relatively new and results in certain operational and other complexities. However, the Board believes that the benefits to be gained by shareholders outweigh the additional complexities and the risks attendant to such investment.

         Accordingly, the Board of Directors of the Fund, including the directors who are not "interested persons" of the Fund, as defined by the 1940 Act, decided that it would be in the best interests of the Portfolios and their shareholders to change certain of the Portfolios' fundamental investment limitations, as outlined below, to permit investment of the Portfolios' Assets in the Series. Corresponding changes would be made to the Fund's By-Laws, which contain a statement of the Fund's investment limitations.

SPECIFIC CHANGES

         The following investment limitations, which are numbered as they appear in the Statement of Additional Information relating to the Portfolios, are proposed to be changed with respect to the Portfolios. The Fund's investment limitations also are set forth in the Fund's By-Laws.

         The Portfolios will not:

         3. As to 75% of its total assets, invest in the securities of any issuer (except obligations of the U.S. Government and its instrumentalities) if, as a result, more than 5% of the Portfolio's total assets, at market, would be invested in the securities of such issuer;

         7. Invest more than 10% of its total assets in illiquid securities, which include certain restricted securities, repurchase agreements with maturities of greater than seven days, and other illiquid investments;

         9. Invest for the purpose of exercising control over management of any company;

         10. Invest its assets in securities of any investment company, except in connection with a merger, acquisition of assets, consolidation or reorganization;

         11. Invest more than 5% of its total assets in securities of companies which have (with predecessors) a record of less than three years' continuous operation;

         12. Acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Portfolio's total assets would be invested in securities of companies within such industry;

         16.  Acquire more than 10% of the voting securities of any issuer.

         Each of the foregoing investment limitations is proposed to be changed so that each would permit a Portfolio to invest all or substantially all of its assets in another registered open-end investment company having the same investment objective, policies and limitations as the Portfolio. If the shareholders vote to approve these changes, the effect will be that the investment limitations described in (3), (7), (9), (10), (11), (12) and (16) above will not prohibit a Portfolio from investing all or substantially all of its assets in the shares of another registered, open-end investment company, such as a Series of the Trust.

         Because the foregoing investment limitations are fundamental policies of the Fund, approval of these changes requires a 1940 Act Majority Vote.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL
                 OF PROPOSAL NOS. 1-4 TO CHANGE THE PORTFOLIOS'
                   INVESTMENT LIMITATIONS AS DESCRIBED ABOVE

OTHER MATTERS

OTHER INFORMATION

         PFPC Inc. serves as the accounting services, dividend disbursing and transfer agent for each Portfolio and is located at 400 Bellevue Parkway, Wilmington, DE 19809. The Fund acts as distributor of each series of its own shares of stock. The Fund has entered into an agreement with DFA Securities Inc., a wholly-owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of each series of shares of the Fund. No compensation is paid by the Fund to DFA Securities Inc. under this agreement.

SHAREHOLDER REPORTS

         The most recent Annual Report for the Fund is available at no cost to shareholders of the Portfolios upon request by contacting the Fund at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401 or returning the enclosed postage-paid card.

SHAREHOLDER PROPOSALS

         Any shareholder who desires to submit a shareholder proposal may do so by submitting such proposal in writing, addressed to the Secretary of the Fund, at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Ordinarily, the Fund does not hold shareholders meetings.

                                            By Order of the Board of Directors



                                            IRENE R. DIAMANT
                                            Secretary
May 13, 1996

BY SIGNING AND DATING THE BACK OF THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR IF NOT MARKED TO VOTE "FOR" EACH PROPOSAL, AND TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.
                      DFA INVESTMENT DIMENSIONS GROUP INC.

            PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - JULY 3, 1996

   THE UNDERSIGNED HEREBY CONSTITUTES AND APPOINTS IRENE R. DIAMANT, MICHAEL T. SCARDINA AND MARTI WILES, OR ANY OF THEM, WITH POWER OF SUBSTITUTION, AS ATTORNEYS AND PROXIES TO APPEAR AND VOTE ALL OF THE SHARES OF STOCK STANDING IN THE NAME OF THE UNDERSIGNED AT THE SPECIAL MEETING OF SHAREHOLDERS OF JAPANESE SMALL COMPANY, PACIFIC RIM SMALL COMPANY, UNITED KINGDOM SMALL COMPANY AND CONTINENTAL SMALL COMPANY PORTFOLIOS OF DFA INVESTMENT DIMENSIONS GROUP INC. TO BE HELD AT 1299 OCEAN AVENUE, 11TH FLOOR, SANTA MONICA, CALIFORNIA, ON THE 3RD DAY OF JULY 1996 AT 8:00 A.M. PACIFIC COAST TIME, OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF; AND THE UNDERSIGNED HEREBY INSTRUCTS SAID PROXIES TO VOTE AS INDICATED ON THIS PROXY CARD.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOLLOWING ITEMS 1, 2, 3 AND 4. IF NO CHOICE IS SPECIFIED, THEY WILL BE VOTED TO APPROVE EACH PROPOSAL. PLEASE REFER TO THE PROXY STATEMENT DISCUSSION OF THESE MATTERS. THIS PROXY IS SOLICITED ON BEHALF OF THE FUND'S BOARD OF DIRECTORS.

   1. FOR SHAREHOLDERS OF JAPANESE SMALL COMPANY PORTFOLIO ONLY: To approve changes in certain of the investment limitations of Japanese Small Company Portfolio to permit it to invest all of its assets in an open-end management investment company having the same investment objective, policies and limitations as the Portfolio.

                                             FOR           AGAINST         ABSTAIN
                                          ----------      ----------     ----------
                                          ---------       ---------      ---------
                                          ---------       ---------      ---------
                                          ----------      ----------     ----------

   2. FOR SHAREHOLDERS OF PACIFIC RIM SMALL COMPANY PORTFOLIO ONLY: To approve changes in certain of the investment limitations of Pacific Rim Small Company Portfolio to permit it to invest all of its assets in an open-end management investment company having the same investment objective, policies and limitations as the Portfolio.

                                             FOR           AGAINST         ABSTAIN
                                          ----------      ----------     ----------
                                          ---------       ---------      ---------
                                          ---------       ---------      ---------
                                          ----------      ----------     ----------

   3. FOR SHAREHOLDERS OF UNITED KINGDOM SMALL COMPANY PORTFOLIO ONLY: To approve changes in certain of the investment limitations of United Kingdom Small Company Portfolio to permit it to invest all of its assets in an open-end management investment company having the same investment objective, policies and limitations as the Portfolio.

                                             FOR           AGAINST         ABSTAIN
                                          ----------      ----------     ----------
                                          ---------       ---------      ---------
                                          ---------       ---------      ---------
                                          ----------      ----------     ----------

   4. FOR SHAREHOLDERS OF CONTINENTAL SMALL COMPANY PORTFOLIO ONLY: To approve changes in certain of the investment limitations of Continental Small Company Portfolio to permit it to invest all of its assets in an open-end management investment company having the same investment objective, policies and limitations as the Portfolio.

                                             FOR           AGAINST         ABSTAIN
                                          ----------      ----------     ----------
                                          ---------       ---------      ---------
                                          ---------       ---------      ---------
                                          ----------      ----------     ----------

                                              ----------------------------------
                                                          SIGNATURE

                                              ----------------------------------
                                                   SIGNATURE (JOINT OWNER)

                                              ----------------------------------
                                                             DATE

                                              PLEASE DATE AND SIGN NAME OR NAMES
                                              TO AUTHORIZE THE VOTING OF YOUR
                                              SHARES AS INDICATED ABOVE. WHERE
                                              SHARES ARE REGISTERED WITH JOINT
                                              OWNERS, ALL JOINT OWNERS SHOULD
                                              SIGN. PERSONS SIGNING AS AN
                                              EXECUTOR, ADMINISTRATOR, TRUSTEE
                                              OR OTHER REPRESENTATIVE SHOULD
                                              GIVE FULL TITLE AS SUCH.